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                                                                    EXHIBIT 21.1



                       AMERICAN ONCOLOGY RESOURCES, INC.

                             LIST OF SUBSIDIARIES



AOR, Inc. - incorporated in Delaware
AORIP, Inc. -  incorporated in Delaware
RMCC Cancer Center, Inc. -  incorporated in Delaware
AOR Management Company of Arizona, Inc. - incorporated in Delaware
AOR Management Company of Florida, Inc. - incorporated in Delaware
AOR Management Company of Central Florida, Inc. - incorporated in Delaware AOR Management Company of Indiana, Inc. - incorporated in Delaware
AOR Holding Company of Indiana, Inc. - incorporated in Delaware
AOR of Indiana Management Partnership. - organized in Indiana
AOR Management Company of Kansas, Inc. - incorporated in Delaware
AOR Management Company of Missouri, Inc. - incorporated in Delaware
AOR Management Company of North Carolina, Inc. - incorporated in Delaware AOR Management Company of Nevada, Inc. - incorporated in Delaware
AOR Management Company of New York, Inc. - incorporated in Delaware
AOR Management Company of  Oklahoma, Inc. - incorporated in Delaware
AOR Management Company of Ohio, Inc. - incorporated in Delaware
AOR Management Company of Oregon, Inc. - incorporated in Delaware
AOR Management Company of Pennsylvania, Inc. - incorporated in Delaware AOR Management Company of South Carolina, Inc. - incorporated in Delaware AOR Management Company of Virginia, Inc. - incorporated in Delaware
AOR Management Company of Texas, Inc. - incorporated in Delaware
AORT Holding Company, Inc. - incorporated in Delaware
AOR of Texas Management Limited Partnership - organized in Texas
AOR Real Estate, Inc. - incorporated in Delaware
AOR Synthetic Real Estate, Inc. - incorporated in Delaware
Diagnostic Acquisition, Inc. - incorporated in Texas
Greenville Radiation Care, Inc. - incorporated in Delaware